UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2016

Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

The information regarding the Amended and Restated Restructuring Support Agreement set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03.	Bankruptcy or Receivership.

On December 14, 2016, Stone Energy Corporation (“Stone” or the “Company”) and its subsidiaries Stone Energy Holding, L.L.C. and Stone Energy Offshore, L.L.C. (together with the Company, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption “In re Stone Energy Corporation, et al.” The Bankruptcy Cases were filed in order to effect the Debtors’ pre-packaged plan of reorganization (as amended from time to time, the “Plan”). As previously disclosed, on November 17, 2016, the Debtors commenced a solicitation to seek acceptance by a majority of those voting in each voting class of claims of the Company’s creditors under the Plan, including (a) the lenders (the “Banks”) under the Fourth Amended and Restated Credit Agreement, dated as of June 24, 2014, as amended, modified, or otherwise supplemented from time to time (the “Credit Agreement”) among Stone Energy Corporation as borrower, Bank of America, N.A. as administrative agent and issuing bank, and the financial institutions named therein, and (b) the holders of the Company’s 1  3/4% Senior Convertible Notes due 2017 (the “Convertible Notes”) and the Company’s 7 1/2% Senior Notes due 2022 (the “2022 Notes” and, together with the Convertible Notes, the “Notes” and the holders thereof, the “Noteholders”). The Company expects the solicitation period to end on December 16, 2016. Copies of the Plan, then in effect, and the disclosure statement related to the solicitation (the “Disclosure Statement”) were furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 18, 2016.

As previously announced, on October 20, 2016, the Debtors and Noteholders holding approximately 85.4% of the aggregate principal amount of Notes executed a restructuring support agreement (the “Original RSA”). On December 14, 2016, the Debtors, the Noteholders holding approximately 79.7% of the aggregate principal amount of Notes and the Banks holding 100% of the aggregate principal amount owing under the Credit Agreement entered into an Amended and Restated Restructuring Support Agreement (the “A&R RSA”) that amends, supersedes and restates in its entirety the Original RSA. In connection with entry into the A&R RSA and the commencement of the Bankruptcy Cases, the Debtors amended the Plan.

Pursuant to the terms of the Plan as revised to be consistent with the terms of the A&R RSA and the term sheet annexed to the A&R RSA (the “Term Sheet”), Noteholders, Banks and other interest holders will receive treatment under the Plan, summarized as follows:

•	Noteholders will receive their pro rata share of (a) $100 million of cash, (b) 96% of the common stock in reorganized Stone and (c) $225 million of new 7.5% second lien notes due 2022.

•	Existing common stockholders of Stone will receive their pro rata share of 4% of the common stock in reorganized Stone and warrants for up to 10% of the post-petition equity exercisable upon the Company reaching certain benchmarks pursuant to the terms of the proposed new warrants.

•	Banks signatory to the A&R RSA will receive their respective pro rata share of commitments and obligations under an amended Credit Agreement on the terms set forth in Exhibit 1 to the Term Sheet, as well as their respective share of the Company’s unrestricted cash, as of the effective date of the Plan, in excess of $25 million, net of certain fees, payments, escrows or distributions pursuant to the Plan and the PSA, defined below.

•	Banks not signatory to the A&R RSA will have the option to receive either (a) the same treatment as the Banks signatory to the A&R RSA, or (b) their respective pro rata share of new senior secured term loans plus collateral for their respective pro rata share of issued but undrawn letters of credit.

•	All claims of creditors with unsecured claims other than claims by the Noteholders, including vendors, shall be unaltered and will be paid in full in the ordinary course of business to the extent such claims are undisputed. Stone estimates that such unsecured claims are in the range of approximately $17 million to $27 million in the aggregate.

Each of the foregoing common equity percentages in reorganized Stone is subject to dilution from the exercise of the new warrants described above and a management incentive plan.

The A&R RSA contains certain covenants on the part of the Debtors and the Noteholders and Banks who are signatories to the A&R RSA, including that such Noteholders and Banks will vote in favor of the Plan, support the sale of approximately 86,000 net acres in the Appalachia regions of Pennsylvania and West Virginia (the “Properties”) to an affiliate of Tug Hill, Inc., pursuant to the terms of that certain Purchase and Sale Agreement, dated October 20, 2016, as amended on December 9, 2016 (the “PSA”), and otherwise facilitate the restructuring transaction, in each case subject to certain terms and conditions in the A&R RSA. The consummation of the Plan will be subject to customary conditions and other requirements, as well as the sale by Stone of the Properties for a cash purchase price of at least $350 million and approval of the Bankruptcy Court. The A&R RSA also provides for termination by each party, or by any party, upon the occurrence of certain events, including without limitation, termination by the Noteholders or the Banks upon the failure of the Company to achieve certain milestones set forth in Schedule 1 to the A&R RSA.

The foregoing description of the A&R RSA does not purport to be complete and is qualified by reference to the complete text of the A&R RSA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Assuming implementation of the Plan, the Company expects to eliminate approximately $1.2 billion in principal amount of outstanding debt.

No trustee has been appointed, and the Company and its subsidiaries will continue to operate as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions, including authority to maintain bank accounts and other customary relief.

Subject to the approval of the Bankruptcy Court, the Plan is expected to be consummated in approximately 90 days. The Company believes it has adequate liquidity to maintain its operations in the ordinary course and does not intend to seek any debtor-in-possession financing during the pendency of the Bankruptcy Cases. The Company plans, subject to approval by the Bankruptcy Court, to continue to pay vendors, royalty owners and other parties in the ordinary course throughout the bankruptcy process.

The Company has been in contact with the New York Stock Exchange (the “NYSE”) and anticipates the continued listing of its common stock on the NYSE throughout the bankruptcy process so long as the Company continues to meet the minimum continued listing standards set forth by the NYSE.

The Debtors filed their voluntary chapter 11 petitions and the Plan in the U.S. Bankruptcy Court for the Southern District of Texas in Houston. Information about the Bankruptcy Cases can be found at http://dm.epiq11.com/StoneEnergy or by calling +1-888-243-5081 (toll-free in North America) or +1-503-520-4474 (outside of North America).

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (collectively, the “Debt Documents”). Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the Petitions and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

•	Fourth Amended and Restated Credit Agreement, dated as of June 24, 2014, among Stone Energy Corporation as borrower, Bank of America, N.A. as administrative agent and issuing bank, and the financial institutions named therein, as amended, modified, or otherwise supplemented from time to time.

•	Senior Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the Second Supplemental Indenture dated as of November 8, 2012, and as further amended, modified, or otherwise supplemented from time to time, with respect to the 2022 Notes.

•	Indenture, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified, or otherwise supplemented from time to time, with respect to the Convertible Notes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2016, the Company entered into an Executive Claims Settlement Agreement (the “Settlement Agreement”) with nine (9) members of the Company’s senior executive team (collectively, the “Senior Executives”), subject to approval by the Bankruptcy Court. Pursuant to the terms of the Settlement Agreement, the Company and the Senior Executives agreed to settle all claims that the Senior Executives have for severance, bonus and non-qualified deferred compensation in the Bankruptcy Cases.

Pursuant to the terms of the Settlement Agreement and contingent upon approval by the Bankruptcy Court, the Senior Executives will waive their claims related to the Company’s existing 2016 Performance Incentive Compensation Plan, and in exchange therefor, the Debtors will adopt the Stone Energy Corporation Key Executive Incentive Plan (the “KEIP”), in which the Senior Executives will be allowed to participate. The fourth quarter bonus opportunity for Senior Executives is reduced to $0 and future payments to Senior Executives under the KEIP shall not be paid until the consummation of the Bankruptcy Cases and is limited to approximately $2 million, or the equivalent of the target bonus under the 2016 Performance Incentive Compensation Plan for the fourth quarter of 2016. Future payments to Senior Executives under the KEIP shall be paid 50% upon consummation of the Bankruptcy Cases and 50% 90 days after the Company exits bankruptcy; provided, however, the Senior Executives must be employed upon consummation of the Bankruptcy Cases and the 90th day following the Company’s exit from bankruptcy or be terminated without cause in order to receive the respective bonus.

In addition, contingent upon approval by the Bankruptcy Court, the Settlement Agreement provides for the termination of the Company’s existing Executive Change of Control and Severance Plan and the employment agreement entered into with Kenneth H. Beer. In connection therewith, the Settlement Agreement provides for the adoption of the Stone Energy Corporation Executive Severance Plan (the “Executive Severance Plan”) in which all Senior Executives are allowed to participate. Pursuant to the terms of the Executive Severance Plan, severance payable to each of the Senior Executives remains substantially the same as in effect prior to the adoption of the Executive Severance Plan, with the exception that (a) the severance amounts payable to each of David H. Welch and Kenneth H. Beer is reduced from 2.99x annual base salary and target bonus to (i) for Mr. Welch, 1.5x annual base salary and 1.0x the bonus permitted under the KEIP, and (ii) for Mr. Beer, 1.25x annual base salary and 1.0x the bonus permitted under the KEIP; (b) six months of health benefit continuation; (c) all holders of equity awards subject to vesting will automatically vest in the next tranche of time-based equity that would be scheduled to vest; (d) certain outplacement services; and (e) all Section 280G gross-up payments to which Senior Executives are entitled shall be eliminated in favor of a reduction of payments and/or benefits to each Senior Executive in whole or in part only, if by such reduction, the applicable Senior Executive’s net after-tax benefit will exceed such Senior Executive’s net after-tax benefit if such reductions were not made.

Further, upon approval by the Bankruptcy Court, the Settlement Agreement provides for the amendment of the employment agreement entered into by the Company with David H. Welch (the “Welch Employment Agreement”), pursuant to which Mr. Welch will waive any rights to severance under the Welch Employment Agreement in exchange for participation in the Executive Severance Plan.

The information regarding the Settlement Agreement, the Executive Severance Plan, the KEIP and the amendment to the Welch Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Settlement Agreement, the Executive Severance Plan, the KEIP and the amendment to the Welch Employment Agreement attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

Item 7.01.	Regulation FD Disclosure.

As described above, in connection with entry into the A&R RSA and the commencement of the Bankruptcy Cases, the Debtors amended the Plan, a copy of which is attached hereto as Exhibit 99.1. On December 14, 2016, the Company issued a press release announcing the filing of the Bankruptcy Cases. A copy of the press release is attached hereto as Exhibit 99.2.

On December 1, 2016, the Company entered into confidentiality agreements (collectively, the “Confidentiality Agreements”) with an ad hoc group (the “Ad Hoc Group”) of the Noteholders. In connection with discussions that occurred in anticipation of the commencement of the Bankruptcy Cases, the Company provided certain confidential information to the Ad Hoc Group pursuant to the Confidentiality Agreements. Pursuant to the terms of the Confidentiality Agreements, the Company has agreed to publicly disclose all material non-public information regarding the Company provided to the Ad Hoc Group and their respective legal and financial advisors (the “Cleansing Materials”). The Cleansing Materials include certain financial projections of the Company (the “Financial Projections”). The forecast in the Disclosure Statement should be read together with the Financial Projections, which have been updated based on the assumptions described therein.

The descriptions in this Current Report on Form 8-K of the A&R RSA, the Plan and the Financial Projections do not purport to be complete and are qualified in their entirety by reference to the complete text of the A&R RSA, the Plan and the Financial Projections. The Financial Projections are attached hereto as Exhibit 99.3.

The information in the Cleansing Materials is dependent upon assumptions with respect to commodity prices, production, development capital, exploration capital, operating expenses, availability and cost of capital and performance as set forth in the Cleansing Materials. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Concurrent with filing the Petitions, David Lawrence’s role as Special Liaison of the Independent Directors to work together with the management of Stone to help with assessing restructuring alternatives came to an end. Mr. Lawrence will continue in his role as an independent director throughout the reorganization process.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate the sale of the Properties as contemplated by the PSA; the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in the Bankruptcy Cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Restructuring Support Agreement, dated December 14, 2016.

10.2	Executive Claims Settlement Agreement, dated December 13, 2016.

10.3	Executive Severance Plan, dated December 13, 2016.

10.4	Key Executive Incentive Plan, dated December 13, 2016.

10.5	Amendment to the Welch Employment Agreement, dated December 13, 2016.

99.1	First Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 14, 2016.

99.2	Press Release issued by the Company on December 14, 2016.

99.3	Financial Projections, dated December 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 14, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Restructuring Support Agreement, dated December 14, 2016.

10.2	Executive Claims Settlement Agreement, dated December 13, 2016.

10.3	Executive Severance Plan, dated December 13, 2016.

10.4	Key Executive Incentive Plan, dated December 13, 2016.

10.5	Amendment to the Welch Employment Agreement, dated December 13, 2016.

99.1	First Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 14, 2016.

99.2	Press Release issued by the Company on December 14, 2016.

99.3	Financial Projections, dated December 5, 2016.